EXHIBIT 32.0


                Certification Pursuant To 18 U.S.C. Section 1350,
                    As Added by Section 906 of the Sarbanes-
                                Oxley Act of 2002


In connection with the Quarterly Report of Indian Village Bancorp, Inc. (the "Corporation") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commision (the "Report"), the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as added to Section 906 of the Sarbances-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the period covered by the Report.


November 12, 2003                     /s/  Marty R. Lindon
                                      ------------------------------------------
                                      Marty R. Lindon
                                      Chief Executive Officer


                                      /s/  Andrea R. Miley
                                      ------------------------------------------
                                      Andrea R. Miley
                                      Vice-President-Controller
                                      (principal accounting & financial officer)